Exhibit 10.1

UNITHOLDERS AGREEMENT

This Unitholders Agreement (this “Agreement”) is made and entered into as of August 2, 2021, to be effective as of the Closing Date, by and among Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), The Sinclair Companies, a Wyoming corporation (“Sinclair HoldCo”) and each other unitholder set forth on Schedule I hereto, as may be amended from time to time after the date hereof (each, together with Sinclair HoldCo, a “Unitholder” and collectively, the “Unitholders”), and, solely for the purposes of Section 2 hereof, Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of the Partnership’s general partner (“HLS”), and Navajo Pipeline Co., L.P., a Delaware limited partnership and the sole member of HLS (the “Sole Member”).

WHEREAS, the Partnership, Sinclair HoldCo and Sinclair Transportation Company, a Delaware corporation (“Sinclair Transportation”) have entered into a Contribution Agreement (the “Contribution Agreement”), dated as of the date hereof, pursuant to which, following the consummation of the transactions contemplated thereby, Sinclair Transportation will become a wholly-owned subsidiary of the Partnership and Sinclair HoldCo will become a unitholder of the Partnership;

WHEREAS, the Partnership, Sinclair HoldCo and the Unitholders desire to enter into this Agreement to provide for (a) registration rights with respect to the Common Units held by Sinclair HoldCo (on behalf of the Unitholders) and (b) certain other governance matters and restrictions on Transfer and other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth in Section 1. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Contribution Agreement.

“Accountants” means the independent registered public accounting firm selected by the Board.

“Activist” means, as of any date of determination, a Person (other than a Sinclair Party) that has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the two-year period immediately preceding such date of determination, (i) publicly made, engaged in or been a “participant” in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or influence any Person with respect to the voting of, any equity securities of any issuer, including in connection with a proposed change of control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer, (ii) called, or publicly sought to call, a meeting of the shareholders of any issuer or initiated any shareholder proposal for action by shareholders of any issuer, in each case not approved (at the time of the first such action) by the board of directors of such issuer, (iii) otherwise publicly acted, alone or in concert with others, to seek to control the management or the policies of any issuer (provided, that this clause (iii) is not intended to include the activities of any member of the board of directors of any issuer, with respect to such issuer, taken in good faith solely in his or her capacity as a director of such issuer), (iv) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (v) publicly disclosed any intention, plan, arrangement or other contract to do any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the actions, management or policies of the specified person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble hereto.

“Agreement of Limited Partnership” means the Second Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated October 31, 2017, as amended to date.

“Beneficially Own” has the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of (i) all securities that any such Person has the right to acquire, regardless of whether such right may be exercised immediately or only after the passage of time and regardless of whether such right is conditional, and (ii) all securities in which such Person has any economic interest, including pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of such securities.

“Block Trade” has the meaning set forth in Section 4(h)(i).

“Blue Sky Filings” has the meaning set forth in Section 4(l)(i).

“Board” means the Board of Directors of HLS.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by Law to close.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Units” means (a) the Partnership’s common limited partner interests and (b) any securities issued or issuable directly or indirectly with respect to Common Units by way of conversion, exercise or exchange, unit dividend or unit split or in connection with a combination of units, recapitalization, reclassification, merger, consolidation, reorganization or other similar event.

“Confidential Information” has the meaning set forth in Section 6(b)(i).

“Contribution Agreement” has the meaning set forth in the Recitals.

“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least $50 million, at the time of the Underwritten Demand, under a Registration Statement pursuant to an Underwritten Offering. Any action to be taken by the Demanding Holders hereunder with respect to an Underwritten Offering shall be taken by the Demanding Holders that hold a majority of the Registrable Securities to be included in such Underwritten Offering.

“Director” means a member of the Board.

“Disinterested Directors” means all of the members of the Board other than the Sinclair Director.

“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations adopted under such act, all as the same shall be in effect from time to time.

“Financial Counterparty” shall have the meaning set forth in Section 4(h)(i).

“FINRA” has the meaning set forth in Section 4(j)(xviii).

“Fully Diluted Basis” means, as of the time of determination, the sum of (i) the number of registered and unregistered Common Units issued and outstanding, plus (ii) the number Common Units subject to outstanding Purchaser Phantom Unit Awards, plus (iii) the number of Common Units subject to outstanding Purchaser Performance Unit Awards assuming vesting at “Target” levels of all such Purchaser Performance Unit Awards. If after the Closing the Partnership issues any securities to employees of the Partnership or any Director pursuant to a plan that is not substantially similar to plans in effect as of the date hereof, the calculation of the Partnership’s outstanding Common Units on a Fully Diluted Basis shall be revised to reflect such issuance as determined by the Board in its reasonable discretion. An illustrative calculation of the Partnership’s outstanding Common Units on a Fully Diluted Basis as determined based on the assumptions set forth above is set forth as Exhibit A hereto.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.

“HLS” has the meaning set forth in the preamble hereto.

“HLS LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C., dated as of July 13, 2004, as amended by Amendment No. 1, dated as of April 27, 2011.

“Holder” means any holder of Registrable Securities.

“Information” has the meaning set forth in Section 4(j)(x).

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Partnership or used or referred to by the Partnership in any offering of Registrable Securities pursuant to Section 4.

“Law” means any federal, state, local, municipal or foreign order, judgment, decree, constitution, law (including common law), ordinance, rule, regulation, statute or treaty, as well as any legally binding policy, guidance, interpretation, manual or binding communication of any Governmental Authority or stock exchange on which the Common Units are listed.

“Lock-up Period” means the period commencing on the Closing and ending on the date that is fifteen (15) months following the Closing.

“NYSE” means the New York Stock Exchange.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, ruling, subpoena or award or other decision issued, promulgated or entered by or with any Governmental Authority.

“Other Coordinated Offering” has the meaning set forth in Section 4(h)(i).

“Partnership” has the meaning set forth in the preamble hereto.

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Partnership in any offering of Registrable Securities pursuant to Section 4.

“Permitted Transfer” has the meaning set forth in Section 3(b).

“Permitted Transferee” has the meaning set forth in Section 3(b).

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation (including not-for-profit), an association, a joint stock corporation, a trust, estate, a joint venture, an unincorporated organization and any Governmental Authority or any other entity of any kind or nature.

“Piggyback Registration” has the meaning set forth in Section 4(f).

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Registrable Securities pursuant to Section 5, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including all material incorporated by reference in the prospectus.

“Prospectus” means the final prospectus relating to any offering of Registrable Securities pursuant to Section 4, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including all material incorporated by reference in the prospectus.

“Records” has the meaning set forth in Section 4(j)(x).

“Registrable Securities” means the Subject Units until (i) such Subject Units have been sold pursuant to an effective Registration Statement or (ii) such Subject Units have been sold pursuant to Rule 144 promulgated under the Securities Act; provided, that, in the case of either clause (i) or clause (ii), the Subject Units will remain Registrable Securities when sold or otherwise Transferred to any Permitted Transferee.

“Registration Expenses” has the meaning set forth in Section 4(k).

“Registration Statement” means any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Restricted Units” means 75% of the Common Units issued to Sinclair HoldCo as of the Closing Date pursuant to the Contribution Agreement.

“Road Show Material” has the meaning set forth in Section 4(l)(i).

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Securities Act” means the Securities Act of 1933, and the Rules and Regulations adopted under that act, all as the same shall be in effect from time to time.

“Sellers’ Counsel” has the meaning set forth in Section 4(j)(ii).

“Shelf Registration Statement” has the meaning set forth in Section 4(a).

“Sinclair Designee” has the meaning set forth in Section 2(a).

“Sinclair Director” means any Sinclair Designee elected or otherwise serving as a Director.

“Sinclair Family Member” means (i) Carol Holding; (ii) Stephen Holding, Anne Holding Peterson and Kathleen Holding; (iii) any spouse, former spouse, sibling, niece, nephew, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of any person named in clause (ii); (iv) any lineal descendent of any Person identified in clause (ii) or (iii) and any spouse or former spouse of any such Person, including adoptive relationships and stepchildren; (v) any trust established by, and in which at least 75% of the beneficial interest is directly or indirectly held by or for the benefit of, any one or more Persons identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition and one or more Persons exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (vi) any limited liability company, partnership or other estate planning or family business vehicle of which one or more Persons identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition serves as managing member, manager, general partner or otherwise, as applicable, and in which at least 75% of the economic interest is directly or indirectly held by or for the benefit of any one or more of such Persons; (vii) any tax-exempt foundation, charitable trust, non-profit entity or other entity established by any Person identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition, so long as the voting and disposition authority with respect to Subject Units are controlled by or under the appointment of any Person identified in clauses (i), (ii), (iii), (iv) or (ix) of this definition; (viii) any other Person directly or indirectly controlled by any Person or combination of persons identified in this definition; and (ix) executors, administrators or beneficiaries of the estates of any such now or hereafter deceased Person, guardians or members of a committee for any such Person who is or becomes incompetent, or similar Persons duly authorized by Law to administer the estate or assets of any such Person identified in this definition.

“Sinclair HoldCo” has the meaning set forth in the preamble hereto.

“Sinclair Parties” means, collectively, Sinclair HoldCo, the Unitholders and their Permitted Transferees, and each, individually, a “Sinclair Party”.

“Sinclair Transportation” has the meaning set forth in the Recitals.

“Sole Member” has the meaning set forth in the preamble hereto.

“Subject Units” means all of the Common Units issued to Sinclair HoldCo at the Closing pursuant to the Contribution Agreement.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 4(a)(iii).

“Transfer” has the meaning set forth in Section 3(a).

“Underwritten Demand” has the meaning set forth in Section 4(b).

“Underwritten Offering” means a sale of Common Units to an underwriter for reoffering to the public.

“Unitholder” and “Unitholders” have the meanings set forth in the preamble hereto.

“Valid Business Reason” has the meaning set forth in Section 4(c).

Section 2.    Sinclair Designee.

(a)    As soon as practicable following, but no earlier than the day after and no later than five (5) Business Days after, the Closing, subject to the other provisions of this Section 2, the Sole Member, HLS, the Partnership and Sinclair HoldCo shall cooperate and take appropriate action to cause the Board to include among its membership one (1) Director designated by Sinclair HoldCo (on behalf of the Unitholders) for appointment as a Director (the “Sinclair Designee”) and Sinclair HoldCo’s right to designate a Director to the Board shall continue until terminated as set forth in this Section 2(a). If at any time (x) the Sinclair Parties Beneficially Own less than 50% of the Subject Units or (y) the Sinclair Parties Beneficially Own Common Units constituting less than 5% of all outstanding Common Units on a Fully Diluted Basis, Sinclair HoldCo shall no longer have the right to designate any directors to the Board, and the Sinclair Parties shall cause the Sinclair Designee to offer to resign from the Board within thirty (30) days (it being understood that it shall be in the Sole Member’s sole discretion whether to accept or reject such offer of resignation, unless any such Sinclair Designee no longer wishes to serve on the Board in which event the resignation shall be accepted).

(b)    Any Sinclair Party shall be entitled to terminate such Sinclair Party’s rights under this Section 2 by providing prior written notice to the Partnership and Sinclair HoldCo, which notice shall state the number of Common Units Beneficially Owned by such Sinclair Party and the date on which such termination shall be effective. Upon the effectiveness of such termination, the Common Units Beneficially Owned by such Sinclair Party shall cease to be counted for purposes of determining the amount of Common Units Beneficially Owned by the Sinclair Parties for purposes of Section 2(a).

(c)    Subject to compliance with applicable Laws and the regulations of the NYSE, Sinclair HoldCo may designate for appointment by the Sole Member a Sinclair Designee pursuant to Section 2(a). Each Sinclair Designee shall possess the director characteristics and qualifications contained in the Agreement of Limited Partnership, the HLS LLC Agreement and the HLS Governance Guidelines, in each case as consistently applied to other members of the Board. In addition, at all times the Sinclair Director, if there is any, shall possess significant management experience in the pipeline/logistics industry, as determined by the Sole Member in its reasonable discretion.

(d)    Each individual designated by Sinclair HoldCo for appointment as a Director in accordance with this Section 2 shall be appointed by the Sole Member as a Director following the Board’s interview of each such individual and review of such individual’s qualifications, including such individual’s independence status, and shall be so appointed to serve on the Board unless the Board or the Sole Member reasonably determines that (i) such individual is an officer, director, partner, principal stockholder or Affiliate of any significant competitor, (ii) such individual would not qualify as an independent director pursuant to NYSE’s listing rules relating to director independence, as then in effect, (iii) the appointment of such individual as a director would cause the Partnership not to be in compliance with applicable Law, (iv) such individual is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (v) such individual is an Affiliate of an Activist. If the Board or the Sole Member determines that any individual designated by Sinclair HoldCo does not satisfy the criteria set forth in the preceding sentence or if any Sinclair Designee is unable to serve on the Board due to resignation, death or disability, the Board will promptly notify Sinclair HoldCo of such determination and Sinclair HoldCo will be entitled to designate another individual for appointment. The Sinclair Parties agree that no Sinclair Designee will become a party to any agreement, arrangement or understanding with any Sinclair Party or any third party (other than HLS with respect to the compensation and other items referred to in Section 2(f) below) with respect to any compensation (other than indemnification and expense reimbursement) in connection with service or action as a Sinclair Designee.

(e)    Each Sinclair Party acknowledges that the Sinclair Director shall be required to comply, during the Sinclair Director’s term as a Director of HLS, with all policies, processes, procedures, codes, rules, standards, and guidelines applicable, from time to time, to members of the Board, and that the Sinclair Director shall be required to strictly preserve Confidential Information, including the discussion of any matters considered in meetings of the Board whether or not the matters relate to material non-public information, subject to the exceptions set forth in Section 6(b)(i) and Section 6(b)(ii). The Sinclair Director and Sinclair HoldCo shall provide the Sole Member, HLS and the Partnership with such information as is reasonably requested by the Sole Member, HLS and the Partnership concerning the Sinclair Designee and Sinclair Director as is required to be disclosed under applicable Law or stock exchange regulations, including the completion of HLS’s current standard director and officer questionnaire, in each case promptly after such Sinclair Designee are nominated and from time to time as promptly as necessary to enable the timely filing of the Partnership’s periodic reports on Forms 10-K and 10-Q with the Commission.

(f)    The Sole Member, HLS and the Partnership agree that the Sinclair Director shall receive the same compensation, director and officer insurance, indemnity and exculpation arrangements and other benefits as are available to the other non-employee directors on the Board.

Section 3.    Lock-Up.

(a)    During the Lock-up Period, no Sinclair Party shall, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge (other than a pledge in connection with a bona fide third party debt financing), through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of (“Transfer”), any of the Restricted Units, except as permitted by Section 3(b) or Section 3(c).

(b)    Notwithstanding anything to the contrary in Section 3(a), and subject to the other terms and conditions of this Section 3, a Sinclair Party may Transfer Restricted Units as set forth below (each, a “Permitted Transfer” and the transferee permitted hereby, a “Permitted Transferee”):

(i)    to a Sinclair Family Member;

(ii)    as a bona fide gift or gifts (whether or not the recipient is a Sinclair Family Member); or

(iii)    with the prior written approval of a majority of the Disinterested Directors.

It shall be a condition to any Permitted Transfer that the Permitted Transferee execute a joinder to this Agreement in the form attached hereto as Exhibit B (at which time, such Permitted Transferee’s name will be added to Schedule I, and such Permitted Transferee will be deemed a Unitholder for purposes of this Agreement). Each Sinclair Party agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of any Restricted Units except in compliance with the foregoing restrictions; provided that, subject to the requirements of securities Laws, the Partnership shall cause such stop transfer instructions to be terminated immediately upon expiration of the Lock-up Period. The Partnership agrees to provide an indemnification in customary form required by its transfer agent so that Permitted Transfers, as well as sales pursuant to Section 4, may be effected without the requirement for any Sinclair Family Member to deliver a medallion guaranty or similar assurance in connection with any such Transfer.

(c)    The Restricted Units shall cease to be “Restricted Units” and shall be released from the restrictions on Transfer in Section 3(a) on the dates and in the amounts set forth below:

(i)    on the date that is six months following the Closing, one-third of the Restricted Units shall be relieved from the restrictions on Transfer in Section 3(a);

(ii)    on the date that is the one year following the Closing, one-half of the remaining Restricted Units shall be relieved from the restrictions on Transfer in Section 3(a); and

(iii)    on the date is that fifteen months following the Closing, the remaining Restricted Units shall be relieved from the restrictions on Transfer in Section 3(a);

provided, however, that any or all of Restricted Units may be Transferred in connection with the commencement of any tender offer or exchange offer or the Partnership’s entry into a definitive agreement with respect to a merger, consolidation or other similar transaction, which tender offer, exchange offer or definitive agreement has been approved or recommended by the Board or a committee thereof; provided, further, that all Common Units that cease to be “Restricted Units” shall continue to be Registrable Units that remain subject to the other terms and conditions of this Agreement in accordance with their terms.

(d)    Any attempt to Transfer any Restricted Units in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be Transferred to the purported Transferee. The Partnership will not give, and will not permit the Partnership’s transfer agent to give, any effect to such attempted Transfer on its records.

(e)    The Restricted Units held by a Unitholder, whether represented by certificates or in book-entry form, will bear a legend in substantially the following form:

“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or applicable state securities Laws and the holder of such securities may not, directly or indirectly, sell, offer or agree to sell such securities, or otherwise transfer, directly or indirectly, or loan or pledge, through swap or hedging transactions (or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities even if such securities would be disposed of by someone other than such holder thereof) such securities (“Transfer”) other than in accordance with the terms and conditions of the Unitholders Agreement, dated as of August 2, 2021, as it may be amended from time to time by and among Holly Energy Partners, L.P. (the “Partnership”) and certain of its unitholders and other persons (the “Unitholders Agreement”). The Unitholders Agreement contains, among other things, significant restrictions on the Transfer of the securities of the Partnership. A copy of the Unitholders Agreement is available upon request from the Partnership.”

(f)    The restrictive legends on any Restricted Units, including the legend in Section 3(e), shall be removed if (i) such Restricted Units are sold pursuant to an effective Registration Statement, (ii) a Registration Statement covering the resale of such Restricted Units is effective under the Securities Act and the applicable Unitholder delivers to the Partnership a representation letter (substantially in the form attached as Exhibit D, with such changes and modifications as any broker may reasonably request) agreeing that such Restricted Units will be sold under such effective Registration Statement, pursuant to Rule 144 or pursuant to an exemption from registration under the Securities Act (subject to the transferee agreeing to similar restrictions), (iii) if such Restricted Units may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act, or (iv) such Restricted Units are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (iii) or (iv) above, the holder of such Common Units has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Partnership to confirm that the legend may be removed under applicable securities Law. The Partnership shall cooperate with the applicable Unitholder of Restricted Units to effect removal of the legends on such units pursuant to this Section 3(f) as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Unitholder pursuant to the immediately preceding sentence). The Partnership shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 3(f).

Section 4.    Registration Rights.

(a)    Shelf Registration.

(i)    Within five (5) Business Days following the Closing Date, the Partnership shall file with the Commission a Registration Statement covering the resale or other disposition of all of the Registrable Securities of Holders that have furnished in writing by the Closing Date the information requested under Section 4(n) hereof (a “Shelf Registration Statement”).

(ii)    The Partnership shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Shelf Registration Statement, but in any event within ninety (90) days following filing of a Registration Statement on Form S-1 and within forty-five (45) days after filing of a Registration Statement on Form S-3 (if such Form S-3 is not immediately effective upon filing). If at any time a Registration Statement filed with the Commission pursuant to this Section 4 is effective and Sinclair HoldCo provides written notice to the Partnership that one or more Holders intend to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Partnership will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement. If at any time a Registration Statement on Form S-3 filed with the Commission pursuant to this Section 4 is not effective (including because the initial Shelf Registration Statement has not been declared effective by the Commission), if the Partnership is eligible to file an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations), and if Sinclair Holdco makes a written request to the Partnership pursuant to this Section 4 with respect to an Underwritten Offering, a Block Trade or Other Coordinated Offering that is in the form of a firm commitment underwriting, then the Partnership shall file an automatic shelf registration statement as soon as reasonably practicable with respect to such Underwritten Offering, Block Trade or Other Coordinated Offering in order to allow such transaction to proceed on the timing in this Section 2 as though a Shelf Registration Statement were already effective at the time of the written request.

(iii)    If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Partnership shall use its commercially reasonable efforts to (a) cause, as promptly as is reasonably practicable, such Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to amend, as promptly as is reasonably practicable, such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or (b) to file an additional Registration Statement as a Shelf Registration Statement (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Partnership shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof but in any event within ninety (90) days following filing of a Registration Statement on Form S-1 and within forth-five (45) days after filing of a Registration Statement on Form S-3 (if such Form S-3 is not immediately effective upon filing) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(b)    Underwritten Offerings. Subject to the provisions of this Section 4, at any time and from time to time during the term of this Agreement, Sinclair HoldCo (on behalf of any Demanding Holder) shall have the right to make written requests to the Partnership for an Underwritten Offering pursuant to a Registration Statement filed with the Commission pursuant to this Section 4 (an “Underwritten Demand”). Prior to making any Underwritten Demand, Sinclair HoldCo shall give prior written notice of such Underwritten Demand to all of the other Holders, and such Underwritten Demand shall contain all of the Registrable Securities requested by all of the other Holders for inclusion in such Registration Statement. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this Section 4(b) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Underwritten Offering by the Partnership as described below. Any Underwritten Demand shall specify the aggregate amount of Registrable Securities intended to be included in such Underwritten Offering and the intended method of distribution thereof and whether such offering shall be a “firm commitment” underwriting. Subject to Section 4(g), the Partnership shall include in such Underwritten Offering all of the Registrable Securities requested by any Holders for inclusion in such Underwritten Demand. The Partnership shall have the right to select the managing underwriter or underwriters to administer any Underwritten Offering related to Underwritten Demands, which managing underwriters shall be selected from those listed on Exhibit C, or, to the extent not listed on Exhibit C, which underwriter(s) shall be agreed upon by the Partnership and Sinclair HoldCo; provided, that in the event of a “bought deal” or similarly structured transaction where underwriting terms and pricing are solicited from multiple managing underwriters, the Partnership shall designate three (3) or more participating underwriters for such transaction from those listed on Exhibit C or which are otherwise agreed to by the Partnership and Sinclair HoldCo, and in such case, Sinclair HoldCo shall be entitled to select the managing underwriter from among the participating underwriters designated by the Partnership. In no event will the Partnership be required to effect (i) more than eight (8) Block Trades, Other Coordinated Offerings or Underwritten Offerings relating to Underwritten Demands in the aggregate, or (ii) more than one (1) Block Trade, Other Coordinated Offering or Underwritten Offering relating to an Underwritten Demand during any one hundred and eighty (180)-day period. The one hundred and eighty (180)-day periods reference in the preceding sentence will be counted beginning on the Closing Date.

(c)    Partnership’s Right to Defer Registration. The Partnership shall be entitled (A) to delay or suspend the (i) initial effectiveness (but not the preparation) of any Registration Statement or (ii) launch of any Underwritten Offering, in each case, filed or requested pursuant to this Agreement, and (B) from time to time to require the Holders not to sell under any Registration Statement or Prospectus or to suspend the effectiveness thereof, if such initial effectiveness or offering launch would (I) materially interfere with any active and ongoing material financing, acquisition, corporate reorganization or merger or other material transaction involving the Partnership, including negotiations related thereto, (II) require the Partnership to disclose any material nonpublic information the disclosure of which would reasonably be likely to be detrimental to the Partnership, or (III) would otherwise have a material adverse effect on the Partnership’s business or financial condition, in each case as reasonably determined by the Board in good faith (a “Valid Business Reason”); provided, however, that the Partnership may not delay or suspend a Registration Statement, Prospectus or Underwritten Offering for more than sixty (60) consecutive calendar days, or more than ninety (90) days total in any twelve (12)-month period. The Partnership shall give written notice to Sinclair HoldCo (on behalf of the Holders) of its determination to delay or suspend a Registration Statement, Prospectus or Underwritten Offering and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof.

(d)    Registration Statement Form. Registrations under this Section 4 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Partnership and as shall be reasonably acceptable to Sinclair HoldCo (on behalf of the Holders) and (ii) as shall permit the transfer of Registrable Securities in accordance with the intended method or methods of transfer specified by the Holders of Registrable Securities, it being agreed with respect to clauses (i) and (ii) that any Registration Statement shall be on Form S-3 or similar short-form registration statement available to the Partnership to the extent that the Partnership is eligible to use such form. If, in connection with any registration under this Section 4, the managing underwriter, if any, shall advise the Partnership in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(e)    Withdrawal. The Demanding Holders initiating an Underwritten Offering pursuant to this Section 4 shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification from Sinclair HoldCo to the Partnership of the intention to withdraw from such Underwritten Offering prior to the launch of such Underwritten Offering. Following the delivery of any such withdrawal notice to the Partnership, Sinclair HoldCo shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Partnership shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal. The Demanding Holders shall be deemed to have effected an Underwritten Demand if (i) the Underwritten Demand is launched but not consummated, unless (x) the Registration Statement applicable to such Underwritten Offering is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Partnership, (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Underwritten Offering are not satisfied or waived because of an act or omission by the Partnership (other than a failure of the Partnership or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of any Holder) or (z) the Holders participating in such Underwritten Offering elect to pay and have paid to the Partnership in full the Registration Expenses associated with such Underwritten Offering.

(f)    Piggyback Registration. If the Partnership at any time proposes for any reason other than a filing made pursuant to Section 4(a) or a request made pursuant to Section 4(b) to (i) register Common Units under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) or (ii) consummate an Underwritten Offering, in either case, for its own account or for the account of other Unitholders of the Partnership, it shall promptly give notice of such proposed action to Sinclair HoldCo on behalf of the Holders as soon as reasonably practicable (but in the case of filing a Registration

Statement, no later than twenty (20) days before the anticipated filing date), which notice shall (A) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing underwriter or underwriters, if any, and (B) offer to all of the Holders the opportunity to register or offer for sale such number of Registrable Securities as such Holders may request in writing within (a) five (5) Business Days in the case of filing a Registration Statement and (b) two (2) Business Days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) Business Day), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). The Partnership shall use its commercially reasonable efforts to cause all such Registrable Securities for which such a request is timely received by the Partnership to be included in such Piggyback Registration on the same terms and conditions as the Common Units otherwise being sold in such Piggyback Registration, and in any event, the Partnership shall include the Registrable Securities on the same terms and conditions as the Common Units otherwise being sold in such Piggyback Registration. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Partnership and the underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to, as applicable, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the pricing of the Underwritten Offering with respect to such Piggyback Registration. The Partnership (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Partnership shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to this Section 4(f) shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 4(b).

(g)    Cutbacks. If the managing underwriter in good faith advises the Partnership that the inclusion of all such Registrable Securities proposed to be included in any Underwritten Demand or Piggyback Registration pursuant to Section 4(b) or Section 4(f) would have a negative effect on the pricing of the Common Units of the Partnership to be offered thereby, then the number of Common Units proposed to be included in such Underwritten Demand or Piggyback Registration shall be allocated among the Partnership and the selling Holders in the following order of priority:

(i)    In the case of an Underwritten Offering pursuant to Section 4(b),

(A)	first, to the Registrable Securities to be offered by the Holders pro rata based on the number of Registrable Securities Beneficially Owned;

(B)	then, to Common Units to be offered by the Partnership, if any; and

(C)	then, to Common Units to be offered by other unitholders who are not Holders, if any.

(ii)    In the case of a registration pursuant to Section 4(f) or any other registration,

(A)	first, to the Common Units to be offered by the Partnership;

(B)	then, to the Registrable Securities to be offered by the Holders pro rata based on the number of Registrable Securities Beneficially Owned; and

(C)	then, to Common Units to be offered by other unitholders who are not Holders, if any.

(h)    Block Trade; Other Coordinated Offerings.

(i)    Subject to Section 4(b) and Section 4(c), at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed, in the aggregate, $50 million or (y) involving all remaining Registrable Securities held by the Demanding Holder, then if such Demanding Holder requires any assistance from the Partnership pursuant to this Section 4(h), Sinclair HoldCo shall notify the Partnership of the Block Trade or Other Coordinated Offering at least ten (10) Business Days prior to the day such offering is to commence and the Partnership shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Partnership and any underwriters, brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

(ii)    Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to withdraw from such Block Trade or Other Coordinated Offering for any or no reason whatsoever upon written notification to the Partnership, the underwriter or underwriters (if any) and Financial Counterparty (if any). Notwithstanding anything to the contrary in this Agreement, the Partnership shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal.

(iii)    The Partnership shall have the right to select the underwriter or Financial Counterparty (if any) for any Block Trade or Other Coordinated Offering, which underwriter or Financial Counterparty, to the extent not listed on Exhibit C, shall be agreed upon by the Partnership and Sinclair HoldCo; provided, that in the event of a “bought deal” or similarly structured transaction where underwriting terms and pricing are solicited from multiple managing underwriters, the Partnership shall designate three (3) or more participating underwriters for such transaction from those listed on Exhibit C or which are otherwise agreed to by the Partnership and Sinclair HoldCo, and in such case, Sinclair HoldCo shall be entitled to select the managing underwriter from among the participating underwriters designated by the Partnership; and provided, further, that to the extent the Demanding Holders can demonstrate to the Partnership that a proposed Block Trade or Other Coordinated Offering was the result of a reverse inquiry by a Financial Counterparty to the Demanding Holders, the Demanding Holders may request the Partnership’s consent to use such Financial Counterparty, which consent will not be unreasonably withheld.

(i)    Holdback Agreement. In connection with any Underwritten Offering (including any Block Trade or Other Coordinated Offering) in which a Holder includes Registrable Securities pursuant to this Agreement, each such Holder agrees to execute and deliver a lock-up agreement pursuant to which such Holder agrees with the underwriter not to sell or purchase any securities of the Partnership for the shorter of (i) the same period of time following the Underwritten Offering as is agreed to by the Partnership and the other participating Holders (not to exceed the shortest number of days that a director of the Partnership), “executive officer” (as defined under Rule 3b-7 of the Exchange Act) of the Partnership or any unitholder of the Partnership (other than such Holder or director or employee of, or consultant to, the Partnership) who owns 10% or more of the outstanding Units contractually agrees with the underwriters of such Underwritten Offering not to sell any securities of the Partnership following such Underwritten Offering and (ii) forty-five (45) days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering.

(j)     Preparation and Filing. If and whenever the Partnership is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Partnership shall, as expeditiously as practicable:

(i)    use its commercially reasonable efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective until all of such Registrable Securities have been transferred or are no longer outstanding;

(ii)    furnish, at least five (5) days before filing a Registration Statement that registers such Registrable Securities, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a

Registration Statement or such prospectuses, to one counsel acting on behalf of all selling Holders selected by Holders of a majority of the Registrable Securities to be sold (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders whose Registrable Securities are to be covered by such Registration Statement may reasonably propose, unless contrary to applicable Law or the Partnership reasonably expects that so doing would cause the document to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)    prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by the Holders and as may be necessary to update the list of selling unitholders therein or to keep such Registration Statement effective (in each case including all exhibits thereto and documents incorporated by reference therein) until all of such Registrable Securities have been transferred or are no longer outstanding and to comply with the provisions of the Securities Act with respect to the sale or other transfer of such Registrable Securities;

(iv)    promptly notify the Sellers’ Counsel in writing (A) of the receipt by the Partnership of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Partnership of any notification with respect to the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v)    use its commercially reasonable efforts to (A) register or qualify the Registrable Securities covered by the applicable Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the selling Holders included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfy to such selling Holders that the Registrable Securities are exempt from such registration or qualification) and (B) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Partnership to enable the holders of such Registrable Securities to consummate the transfer of such Registrable Securities;

(vi)    furnish to each selling Holder and the underwriters or Financial Counterparties, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Partnership’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Holder, underwriters or Financial Counterparties may reasonably request in order to facilitate the public offering and sale or other transfer of such Registrable Securities;

(vii)    notify in writing on a timely basis each selling Holder at any time when the Prospectus is required to be delivered under the Securities Act, when the Partnership becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a number of copies reasonably requested by such Holder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)    use its commercially reasonable efforts to prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its commercially reasonable efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(ix)    retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date thereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Holders, underwriters and Financial Counterparties and, if required by applicable Law, to file such document and to prepare and furnish without charge to each such selling Holder, underwriter and Financial Counterparty as many copies as each such selling Holders, underwriter and Financial Counterparty may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(x)    make available for inspection by any underwriter or Financial Counterparty participating in any transfer pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Financial Counterparty, during normal business hours and at the offices where normally kept, all pertinent financial and other records, pertinent corporate documents and properties of the Partnership (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Partnership’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Person in connection with such Registration Statement;

(xi)    in the case of an Underwritten Offering, a Block Trade or an Other Coordinated Offering, use its commercially reasonable efforts to obtain from its Accountants a “comfort” letter delivered to the underwriters in such offering in customary form and covering such matters of the type customarily covered by comfort letters;

(xii)    in the case of an Underwritten Offering, a Block Trade or an Other Coordinated Offering, use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

(xiii)    in the case of an Underwritten Offering, a Block Trade or an Other Coordinated Offering, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or Financial Counterparty of such offering or sale;

(xiv)    provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration;

(xv)    upon the request of any Financial Counterparty, issue to any Financial Counterparty to which any selling Holder may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;

(xvi)    use its commercially reasonable efforts to list for trading such Registrable Securities on any national securities exchange on which any Common Units are listed for or admitted to trading;

(xvii)    in connection with an Underwritten Offering, participate, to the extent reasonably requested by the managing underwriter for the offering and the selling Holders, in customary efforts to sell the Registrable Securities being offered, including making available senior management officers of the Partnership for participation in “road shows,” drafting sessions and other meetings or presentations as is customary;

(xviii)    reasonably cooperate with each Holder, underwriter and Financial Counterparty participating in the transfer of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, if appropriate, the pre-filing of the Prospectus as part of a shelf registration in advance of an Underwritten Offering, a Block Trade or an Other Coordinated Offering;

(xix)    during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and

(xx)    use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(k)    Expenses. All expenses incident to the Partnership’s performance of, or compliance with, this Section 4, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with state securities or “blue sky” Laws (including fees and disbursements of counsel for the underwriters or Holders in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the Laws of such jurisdictions as the managing underwriters may designate); (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto); (iv) all fees and disbursements of counsel for the Partnership and of all independent certified public accountants of the issuer (including the expenses of any special audit and “comfort” letters required by or incident to such performance); (v) all Securities Act liability insurance if the Partnership so desires or the underwriters so require; (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities for trading on any securities exchange; (vii) all road show or similar marketing expenses; and (viii) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders holding a majority of the Registrable Securities to be sold by all the Demanding Holders initiating an Underwritten Demand, or in the case of a Piggyback Registration, by the Holders of a majority of the Registrable Securities participating in the registration or offering, or in the case of a Block Trade or Other Coordinated Offering, by the Holders of a majority of the Registrable Securities participating in the offering (all such expenses being herein called “Registration Expenses”), will be borne by the Partnership, regardless of whether the Registration Statement becomes effective or any Underwritten Offering, Block Trade or Other Coordinated Offering is consummated; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by the Partnership, but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers. In addition, the Partnership will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Partnership.

(l)    Indemnification.

(i)    In connection with any registration of any Registrable Securities under the Securities Act or any Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to this Agreement, the Partnership shall indemnify and hold harmless each Holder of such Registrable Securities, each underwriter, Financial Counterparty or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or Financial Counterparty, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), or (E) any filing made in connection with the qualification of the offering under the securities or other “blue sky” Laws of any jurisdiction in which Registrable Securities are offered (collectively, “Blue Sky Filings”), (2) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material or any Blue Sky Filings any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information, Road Show Material, Blue Sky Filings and the Prospectus, in the light of the circumstances under which they were made) not misleading or (3) any violation or alleged violation by the Partnership of the Securities Act, the Exchange Act, any other federal Law, any state or foreign securities Law, or any rule or regulation promulgated under any of the foregoing Laws, relating to the offer or sale of the Registrable Securities or “blue sky” Laws applicable to the Partnership and relating to action or inaction required of the Partnership in connection with such registration or qualification under such state securities or blue sky Laws; and the Partnership shall reimburse such seller, underwriter, Financial Counterparty or other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership shall not be liable in any such case to any Holder, Underwriter or Financial Counterparty to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information relating to such Holder, Underwriter or Financial Counterparty, as the case may be, furnished to the Partnership through an instrument duly executed by such Holder, Underwriter or Financial Counterparty, as applicable, specifically for use in the preparation thereof.

(ii)    In connection with any registration of Registrable Securities under the Securities Act or any Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to this Agreement, each seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 4(l)) the Partnership, each officer of the Partnership who shall sign such Registration Statement, each underwriter, Financial Counterparty or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Securities under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material or Blue Sky Filings, if such statement or omission was made in reliance upon and in conformity with written information relating to such seller or Registrable Securities furnished to the Partnership or such underwriter or Financial Counterparty through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material or Blue Sky Filings; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each seller of Registrable Securities and that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(iii)    Indemnification similar to that specified in Sections 4(l)(i) and (l)(ii) shall be given by the Partnership and each seller of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of such seller’s Registrable Securities under any Federal or state Law or regulation of Governmental Authority other than the Securities Act.

(iv)    Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 4(l), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder except to the extent that the indemnifying party forfeits substantive rights or defenses by reason of such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof at its own expense, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and such parties have been advised by such counsel that either (A) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party. In any of such cases referred to in clauses (i)-(iii) of the immediately preceding sentence, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.

(v)    If the indemnification provided for in this Section 4(l) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi)    The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities and the termination of this Agreement.

(m)    Underwritten Offerings; Other Offerings. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that the Partnership and all the Holders selling Registrable Securities in any Underwritten Offering, Block Trade, Other Coordinated Offering or Piggyback Registration shall enter into an underwriting or similar agreement on terms reasonably acceptable to the Partnership and such Holders (to the extent such terms are applicable to such

Holders), which agreement contains provisions covering one or more issues addressed in this Section 4, the provisions contained in this Section 4 addressing such issue or issues shall be of no force or effect with respect to such Underwritten Offering, Block Trade, Other Coordinated Offering or Piggyback Registration; provided, however, that Section 4(l) shall remain in full force and effect unless such underwriting or similar agreement states that the indemnification provisions of such agreement supersede Section 4(l).

(n)    Information by Holder. Each Holder whose Registrable Securities are to be included in any Registration Statement or any Underwritten Offering, Block Trade or Other Coordinated Offering shall furnish to the Partnership such written information regarding such Holder and the distribution proposed by such Holder as the Partnership may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(o)    Exchange Act Compliance. The Partnership shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Partnership shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 (or any comparable successor rules). The Partnership shall furnish to each Holder upon request a written statement executed by the Partnership as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the restrictions on Transfer set forth in this Agreement, the Partnership shall use its commercially reasonable efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

(p)    Termination of Registration Rights. No Holder shall have any registration rights under this Section 4 upon such Holder ceasing to Beneficially Own any Registrable Securities. In addition, any Holder shall be entitled to terminate such Holder’s rights under this Section 4 by providing prior written notice to the Partnership and Sinclair HoldCo, which notice shall state the number of Registrable Securities held by such Holder and the date on which such termination shall be effective. Upon the effectiveness of such termination, the Registrable Securities held by such Holder shall cease to have any registration rights under this Section 4; provided, that, for the avoidance of doubt, the indemnity provisions and expense provisions contained in this Section 4 shall remain operative and in full force and effect regardless of any such termination.

(q)    Registration Rights Notices. For administrative convenience, all notices to or from the Partnership in respect of the Sinclair Parties shall be coordinated through Sinclair HoldCo or its designee.

(r)    Other Registration Rights. The Partnership represents and warrants, as of the date hereof and as of the Closing Date, that no Person has any right to require the Partnership to register any securities of the Partnership for sale or to include such securities of the Partnership in any Registration Statement filed by the Partnership for the sale of securities for its own account or for the account of any other Person. Effective beginning the date of this Agreement, the Partnership shall not, without the prior consent of a majority-in-interest of the Registrable Securities enter into any agreement with respect to its securities that is inconsistent in any material respect with, or provides registration rights that are senior in priority to, the rights granted to Sinclair HoldCo or the Holders by this Agreement. In furtherance of the foregoing, in no event will the Partnership enter into any agreement that would permit another holder of securities of the Partnership to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with the Holders in an Underwritten Offering pursuant to Section 4(b) or a Piggyback Registration pursuant to Section 4(f).

(s)    No later than ten (10) calendar days following the Closing (or such other date as required by applicable Law), Sinclair HoldCo shall file a Schedule 13D with the Commission with respect to the Partnership reporting the entry into this Agreement, responding to applicable items of Schedule 13D to conform to their obligations thereunder and appending or incorporating by reference this Agreement as an exhibit thereto. Sinclair HoldCo shall provide the Partnership and its counsel a reasonable opportunity to review and comment on the Schedule 13D prior to such filing, which comments shall be considered in good faith. During the term of this Agreement, each Sinclair Party shall file a Schedule 13D and any amendments to such Schedule 13D with the Commission as and when required by Law.

Section 5.    Representations and Warranties.

(a)    The Partnership hereby represents and warrants to the other parties hereto as follows:

(i)    The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the limited partnership power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

(ii)    The Partnership has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Partnership and, when duly executed by the other parties hereto and delivered by such parties, shall constitute the legal, valid and binding obligations of the Partnership, enforceable against the Partnership, in accordance with its terms, subject to Equitable Exceptions.

(iii)    The execution, delivery and performance of this Agreement by the Partnership will not (a) conflict with or result in any breach of any provision of the Agreement of Limited Partnership, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which the Partnership or any of its assets may be bound, (d) violate any Law applicable to the Partnership or (e), result in the creation or imposition of any Lien upon or with respect to any of the assets owned, leased or licensed by the Partnership, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on the Partnership.

(b)    Each Sinclair Party hereby represents and warrants to the Partnership as follows:

(i)    Such party, if a corporation, limited liability company or other legal entity, is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has the corporate, limited liability company or other legal power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

(ii)    Such party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such party and, when duly executed by the other parties hereto and delivered by such parties, shall constitute the legal, valid and binding obligations of such party, enforceable against such party, in accordance with its terms, subject to Equitable Exceptions.

(iii)    The execution, delivery and performance of this Agreement by such party will not (a) conflict with or result in any breach of any provision of the Organizational Documents of such party, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which such party or any of its assets may be bound, (d) violate any Law applicable to such party or (e), result in the creation or imposition of any Lien upon or with respect to any of the assets owned, leased or licensed by such party, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on such party.

(iv)    Such party, when taken together with the other Sinclair Parties and their Affiliates, has the ability to cause Sinclair HoldCo to take, or refrain from taking, the applicable actions as set forth herein.

Section 6.    Miscellaneous.

(a)    Term. This Agreement shall be effective upon the Closing and shall continue in effect until 11:59 p.m., Central time, on the date that the Sinclair Parties cease to Beneficially Own any Registrable Securities, except for those Sections of this Agreement that expire earlier in accordance with their respective terms; provided however, that notwithstanding any such termination, the terms of Sections 4(k) and 4(l) and this Section 6 (other than Section 6(q)) shall continue in full force and effect thereafter for a period of seven (7) years.

(b)    Confidentiality.

(i)    Each Sinclair Party agrees, and will require each of its Representatives including each Sinclair Designee to agree, to hold in confidence and not use or disclose to any third party any non-public information provided by the Partnership or its Representatives to such Person in connection with its direct or indirect investment in the Partnership or the exercise of such Person’s rights under this Agreement (the “Confidential Information”); provided, however, “Confidential Information” does not include information or data that: (i) is or was independently developed by such Person or its Representatives without breaching this Agreement; (ii) was or is publicly available prior to the Closing Date or is or subsequently becomes publicly available other than as a result of a disclosure by such Person in breach of this Agreement; (iii) is or becomes available to such Person or its Representatives from a source other than the Partnership, provided that the source of such information was not known by such Person to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Partnership or any other party with respect to such information; or (iv) was already in the possession of such Person or its Representatives at the time disclosed by the Partnership to such Person, provided that the source of such information was not known by such Person to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Partnership or any other party with respect to such information.

(ii)    Notwithstanding the foregoing, in the event that any Sinclair Party or any of their respective Representatives are required by Law or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, each such party may disclose such Confidential Information, and only the portion of such Confidential Information, that, based on the advice of such party’s counsel, is required by Law to be disclosed, but only after providing the Partnership, to the extent practicable and not prohibited by Law, with prompt prior written notice to the Partnership so that the Partnership at the Partnership’s expense may seek to limit or eliminate such disclosure, including through the procurement of a protective order or other judicial remedy. Prior to disclosure of any Confidential Information in accordance with the preceding sentence, such party shall, at the Partnership’s request and sole expense, use commercially reasonable efforts to provide such cooperation to the Partnership as the Partnership shall reasonably request in order to limit or eliminate disclosure of any Confidential Information and shall, at the Partnership’s request and sole expense, use commercially reasonable efforts to obtain assurances from the Persons to whom such Confidential Information is disclosed that such Persons will afford such information confidential treatment.

(iii)    Nothing in this Agreement, including Section 6(b)(i), shall limit or restrict any Sinclair Designee in acting in his or her capacity as a director of HLS and exercising his or her fiduciary duties and responsibilities.

(iv)    The parties to this Agreement recognize that, in connection with their participation in any public offering of Registrable Securities, such parties and their authorized representatives have obligations and defenses under federal and state securities Laws, including with respect to complete and correct disclosure and obligations imposed by Law and by applicable standards of professional conduct. Accordingly, no party shall take any action, omit to take an action, or withhold a consent under this Section 6(b) that would prevent, limit or impair the ability of any other party to comply in full with such obligations or to demonstrate efforts undertaken for such defenses in connection with any claim, action or proceeding. Nothing in this Agreement, including this Section 6(b), shall be construed to require any party to commit or be subject to a violation of Law or to impede such party’s right or ability to report violations of Law, subject to the procedures in Section 6(b)(ii) if applicable.

(c)    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) the day after being sent by nationally recognized overnight courier, (iii) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses or emails (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(c)):

(i)    if to the Partnership or Sinclair HoldCo, at the address set forth in Section 10.1 of the Contribution Agreement; and

(ii)    if to any other Unitholder or Holder, to the address or email of such Unitholder or Holder as is on file with the Partnership or as may be designated in writing by such Unitholder or Holder.

(d)    Entire Agreement. This Agreement, the Contribution Agreement, and the other documents delivered at the Closing pursuant hereto or thereto (including the Exhibits and Schedules attached hereto and thereto), contain the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the parties with respect to such subject matter.

(e)    Expenses. Except as otherwise expressly provided in Section 4(k), the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement.

(f)    Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Partnership and Sinclair HoldCo; provided, however, that this Agreement may not be modified, amended, supplemented, canceled or discharged in a manner that is (i) disproportionately adverse to the rights of a Unitholder or Holder under this Agreement as compared to the other Unitholders or Holders or (ii) imposes an additional obligation upon any Unitholder or Holder, in either case, without the prior written consent of such Unitholder or Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.

(g)    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in Section 3(b) and this Section 6(g), this Agreement, the rights or obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. Notwithstanding anything in the foregoing to the contrary and subject to the restrictions in Section 3, the rights of a Holder pursuant to Section 4 with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations as specified in Section 4) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee, including any Permitted Transferee, of such Registrable Securities; provided, that (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement relating to Registrable Securities.

(h)    Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

(i)    Interpretation; Schedules.

(i)    Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation” or “but not limited to”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) the terms “year” and “years” mean and refer to calendar year(s), and (vii) all references to “$” in this Agreement shall be deemed references to United States dollars.

(ii)    Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all Exhibits, Schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(iii)    The headings contained herein, and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules.

(iv)    This Agreement shall not be construed as if prepared by one of the parties hereto, but rather according to its fair meaning as a whole, as if all parties hereto had prepared it.

(j)    Governing Law; Interpretation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(k)    Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial.

(i)    EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) COURT OF CHANCERY OF THE STATE OF DELAWARE AND (B) ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE (FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY) AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY HERETO AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING EITHER IN ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE OR IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE. EACH PARTY HERETO WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY HERETO MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE

PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 6(C), HOWEVER, NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(ii)    EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) MAKES THIS WAIVER VOLUNTARILY, AND (IV) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(l)    Specific Performance.

(i)    The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that any breach of this Agreement would not be adequately compensated by monetary damages and that, accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance when available pursuant to the terms of this Agreement to prevent or restrain breaches of this Agreement by such party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and agreements of such party under this Agreement in accordance with the terms of this Section 6(l). The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or other equitable relief, this being in addition to any other remedy to which they are entitled at Law or in equity. The parties hereto have specifically bargained for the right to specific performance of the obligations hereunder, in accordance with the terms and conditions of this Section 6(l).

(ii)    All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law or equity. Each party hereto further agrees that (A) by seeking the remedies provided for in this Section 6(l), a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement or in the event that the remedies provided for in this Section 6(l) are not available or otherwise are not granted, and (B) the commencement of any Proceeding pursuant to this Section 6(l) or anything set forth in this Section 6(l) restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.

(iii)    Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(m)    Time. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(n)    Third Party Beneficiaries. Except as otherwise specifically set forth herein, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies, legal or equitable, hereunder, and no other Person other than the parties hereto shall be entitled to rely thereon.

(o)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy (including any applicable rules of the NYSE or the Commission), all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(p)    Assurances of Performance. Each of the Sinclair Parties shall use its commercially reasonable efforts to cause any Person it controls (as distinguished from the ability to influence) to comply with the terms of this Agreement applicable thereto (it being understood that such Sinclair Party shall be responsible to the Partnership for any breach of such terms by any such controlled Person).

(q)     Fully Diluted Basis. Upon the request of Sinclair HoldCo, the Partnership will provide an updated calculation of the Partnership’s outstanding Common Units on a Fully Diluted Basis as of the most recent practicable date. The Partnership’s obligation pursuant to this Section 6(q) shall terminate on the date that the Sinclair Parties cease to Beneficially Own any Registrable Securities.

(r)    Independent Nature of Sinclair Parties’ Obligations and Rights. The obligations of each Sinclair Party under this Agreement are several and not joint with the obligations of any other Sinclair Party, and no Sinclair Party shall be responsible in any way for the performance of the obligations of any other Sinclair Party under this Agreement. The waiver by the Partnership of performance under this Agreement by any Sinclair Party does not excuse performance by any other Sinclair Party. Nothing contained herein, and no action taken by any Sinclair Party pursuant hereto, shall be deemed to constitute the Sinclair Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sinclair

Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Sinclair Party shall be entitled to independently protect and enforce its rights, including without limitation, its rights arising out of this Agreement, and it shall not be necessary for any other Sinclair Party to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Unitholders Agreement to be duly executed and delivered as of the day and year first above written.

HOLLY ENERGY PARTNERS, L.P.

By: HEP Logistics Holdings, L.P., its general partner
By: Holly Logistic Services, L.L.C., its general partner

By:	/s/ Michael C. Jennings
Name: Michael C. Jennings
Title: Chief Executive Officer

HOLLY LOGISTIC SERVICES, L.L.C., solely for the purposes of Section 2 hereof.

By:	/s/ Michael C. Jennings
Name: Michael C. Jennings
Title: Chief Executive Officer

NAVAJO PIPELINE CO., L.P., solely for the purposes of Section 2 hereof.
By: Navajo Pipeline GP, L.L.C., its general partner

By:	/s/ Richard L. Voliva III
Name: Richard L. Voliva III
Title: Executive Vice President and
Chief Financial Officer

[SIGNATURE PAGE TO UNITHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Unitholders Agreement to be duly executed and delivered as of the day and year first above written.

THE SINCLAIR COMPANIES

By:	/s/ Ross B. Matthews
Name: Ross B. Matthews
Title: Chief Operating Officer

COH REVOCABLE TRUST

	By:	/s/ Carol Orme Holding
Name: Carol Orme Holding
Title: Trustee

ARTICLE VI EXEMPT MARITAL TRUST

	By:	/s/ Carol Orme Holding
Name: Carol Orme Holding
Title: Trustee

ARTICLE VIII EXEMPT BYPASS TRUST

	By:	/s/ Carol Orme Holding
Name: Carol Orme Holding
Title: Trustee

THE ANNE CAROL HOLDING 101 TRUST

	By:	/s/ Anne Carol Holding
Name: Anne Carol Holding
Title: Trustee

[SIGNATURE PAGE TO UNITHOLDERS AGREEMENT]

THE ANNE CAROL HOLDING TRUST

By:	/s/ Anne Carol Holding
Name: Anne Carol Holding
Title: Trustee

MONTECITO TRUST

By:	/s/ Kathleen Marie Holding
Name: Kathleen Marie Holding
Title: Co-Trustee

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

NO NAME TRUST 1

By:	/s/ Kathleen Marie Holding
Name: Kathleen Marie Holding
Title: Co-Trustee

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

LITTLE MONTECITO TRUST

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

By:	/s/ Meagan Kathleen Matthews
Name: Meagan Kathleen Matthews
Title: Co-Trustee

[SIGNATURE PAGE TO UNITHOLDERS AGREEMENT]

NO NAME TRUST 2

By:	/s/ Ross Butler Matthews
Name: Ross Butler Matthews
Title: Co-Trustee

By:	/s/ Daniel Ross Matthews
Name: Daniel Ross Matthews
Title: Co-Trustee

THE HOLDING FAMILY IRREVOCABLE TRUST

By:	/s/ Christine S. Holding
Name: Christine S. Holding
Title: Trustee

By:	/s/ Kathleen Marie Holding
Name: Kathleen Marie Holding

By:	/s/ Christian E. Peterson
Name: Christian E. Peterson

By:	/s/ Lara Anne Martinez
Name: Lara Anne Martinez

By:	/s/ Carol Chase Giroux
Name: Carol Chase Giroux

By:	/s/ Jennie Peterson
Name: Jennie Peterson

[SIGNATURE PAGE TO UNITHOLDERS AGREEMENT]

By:	/s/ Lauren Christine Holding
Name: Lauren Christine Holding

By:	/s/ Dallin Richards Holding
Name: Dallin Richards Holding

By:	/s/ Catherine Lucille Holding Didier
Name: Catherine Lucille Holding Didier

By:	/s/ Clayton Stephen Holding
Name: Clayton Stephen Holding

By:	/s/ David Earl Holding
Name: David Earl Holding

[SIGNATURE PAGE TO UNITHOLDERS AGREEMENT]

SCHEDULE I

1.	COH Revocable Trust

2.	Article VI Exempt Marital Trust

3.	Article VIII Exempt Bypass Trust

4.	The Anne Carol Holding 101 Trust

5.	The Anne Carol Holding Trust

6.	Montecito Trust

7.	No Name Trust 1

8.	Little Montecito Trust

9.	No Name Trust 2

10.	The Holding Family Irrevocable Trust

11.	Kathleen Marie Holding

12.	Christian E. Peterson

13.	Lara Anne Martinez

14.	Carol Chase Giroux

15.	Jennie Peterson

16.	Lauren Christine Holding

17.	Dallin Richards Holding

18.	Catherine Lucille Holding Didier

19.	Clayton Stephen Holding

20.	David Earl Holding

EXHIBIT A

Fully Diluted Basis

Partnership Diluted Unit Count
as of May 31, 2021

Common Units Outstanding	105,440,201
Phantom Units	295,122
Performance Units	66,591
Vested Yet to be Awarded	0

Total Diluted Unit Count	105,801,914

EXHIBIT B

Form of Joinder Agreement

This JOINDER AGREEMENT (“Joinder”), dated [                    ], is executed by [                    ] (the “Transferee”) and by [                    ] (the “Transferor”) pursuant to the terms of the Unitholders Agreement, dated as of August 2, 2021 (the “Unitholders Agreement”), by and among Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), The Sinclair Companies, a Delaware corporation (“Sinclair HoldCo”), and each other unitholder set forth on Schedule I thereto, as may be amended from time to time (each, together with Sinclair HoldCo, a “Unitholder” and collectively, the “Unitholders”), and solely for the purposes of Section 2 thereof, Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of the Partnership’s general partner (“HLS”), and Navajo Pipeline Co., L.P., a Delaware limited partnership and the sole member of HLS. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Unitholders Agreement.

1.

Acknowledgements. Transferee and Transferor each acknowledge that Transferee is acquiring Subject Units (the “Transferred Units”) from Transferor and that it is a condition precedent to such Transfer that the Transferee execute a Joinder to the Unitholders Agreement.

2.	Permitted Transferee. Transferor and Transferee each confirm to the Partnership that Transferee is a Permitted Transferee.

3.

Agreement. Transferee acknowledges receipt of a copy of the Unitholders Agreement and agrees that it shall be fully bound by and subject to the terms of this Joinder and the Unitholders Agreement as a [Unitholder/Holder] thereunder.

4.	Notice. Any notice required or permitted to be given by the Unitholders Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

TRANSFEROR:
[ ]

By:
Name:
Title:

TRANSFEREE:
[ ]

Name:
Title:

Address for notices:

EXHIBIT C

Underwriters

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXHIBIT D

Form of Representation Letter

Omitted pursuant to Item 601(a)(5) of Regulation S-K.